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                                                                     Exhibit 4.4

                             SHAREHOLDERS' AGREEMENT


                  This Shareholders' Agreement is entered into as of the 15th day of June, 1998, by and among Demeter Biotechnologies, Ltd., a Colorado corporation (the "Company"); Richard Ekstrom and Jesse Jaynes (the "Principal Shareholders"); and those persons identified as Investors on the signature pages hereof (referred to individually as the "Investor" and collectively as the "Investors"). The Principal Shareholders and the Investors are sometimes individually referred to herein as a "Shareholder" and collectively as the "Shareholders".

                  WHEREAS, the Shareholders are parties to the Stock Purchase Agreement dated as of the date of this Agreement (the "Purchase Agreement"), and such Shareholders' rights and obligations under said Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and intending to be legally bound hereby, the Shareholders agree as follows:

         1. Definitions.

                  Except as otherwise provided herein, capitalized terms which are used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

                  Additionally, for purposes of this Agreement:

                  (a) The term "Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder in effect from time to time.

                  (b) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

                  (c) The term "Preferred Shares" means the shares of Preferred Stock held by the Investors from time to time, including without limitation, those shares purchased pursuant to the Purchase Agreement and those shares issued upon exercise of any Warrants issued pursuant thereto.

                  (d) The term "Preferred Stock" means the Convertible Preferred Stock, par value $.001 per share, of the Company.

                  (e) The term "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Preferred Shares, and (ii) any securities of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Preferred


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Shares or such Common Stock. Registrable Securities, if transferred pursuant to an exemption from registration under the Act, will remain Registrable
Securities.

                  (f) The term "Holder" means (i) any Investor holding Registrable Securities originally acquired by such person pursuant to the Purchase Agreement, and (ii) any other person holding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with paragraph 2.14 of this Agreement.

                  (g) The term "majority in interest" means the holders of a majority of the shares of the class or classes of stock referenced.

                  (h) The term "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  (i) The term "Common Stock" means the common stock, par value $.001 per share, of the Company.

All other capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Purchase Agreement.

         2. Registration Rights.

                  2.1 Request for Registration. At any time after twelve (12) months from the date hereof, if the Company shall receive a written request (specifying that it is being made pursuant to this paragraph 2.1) from one or more of the Holders that the Company file a registration statement or similar document under the Act and effect the registration of not less than twenty percent (20%) of the Registrable Securities held by all Investors, the expected aggregate price to the public of which exceeds $3,000,000, net of underwriting discounts and commissions, then the Company shall promptly (i) notify all other Holders in writing of such request and (ii) shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Act) of all Registrable Securities that Holders have requested be so registered to be registered under the Act and of all Registrable Securities that any Holder joining in such request shall specify in a written request received by the Company within twenty
(20) days following notice by the Company of the proposed registration.

                  Notwithstanding the foregoing, (a) the Company shall not be obligated to effect a registration pursuant to this paragraph 2.1 during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on a date four (4) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (b) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it


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would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one-hundred twenty (120) days; provided, however, that the Company shall not obtain such a deferral more than once in any twelve (12) month period.

                  The Company shall be obligated to effect only three registrations (counting for these purposes only registrations which have been declared and ordered effective and pursuant to which securities have been sold) pursuant to this paragraph 2.1 (other than on Form S-3). Any request for registration under this paragraph 2.1 must be for an underwritten public offering to be managed by an underwriter or underwriters of recognized national standing reasonably acceptable to the Company.

                  2.2 Company Registration. Subject to paragraph 2.7, if at any time or from time to time the Company proposes to register any of its equity securities under the Act in connection with a secondary public offering of such securities on a form that would also permit the registration of the Registrable Securities (and other than registration on Forms S-8 and S-4), the Company shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within twenty (20) days following such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act (and any related qualification or registration under blue sky laws) and included within any underwriting involved therein, all of the Registrable Securities that each such Holder has requested be registered. Such written request may specify all or a part of a Holder's Registrable Securities.

                  2.3 Registrations on Form S-3. If (i) a Holder or Holders of shares of Preferred Stock having a market value of at least five percent (5%) of the Company's then outstanding capital stock shall request in writing (specifying that it is being made pursuant to this paragraph 2.3) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities, and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall notify all other Holders of such request and shall use its best efforts to cause to be registered on Form S-3 (or any successor form to Form S-3) all of the Registrable Securities that each Holder requests to be so registered. Rights to registration under this paragraph are limited to three (3) requests and are in addition to, and not in lieu of, rights to registration under paragraphs 2.2 and 2.3.

                  2.4 Obligations of the Company. Whenever required under paragraphs 2.1, 2.2 or 2.3 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that in connection with any proposed



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registration intended to permit an offering of any securities from time to time
(i.e., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders and deliver as directed such numbers of copies of a prospectus, including a preliminary prospectus and any amendment or supplement thereto, as such Holders may request in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

                  (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a


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material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

                  (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Act.

                  (i) In connection with any underwritten offering pursuant to a registration statement filed pursuant to paragraph 2.1 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

                  2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request in writing and as shall be reasonably required in connection with the action to be taken by the Company.

                  2.6 Expenses of Demand Registration. All expenses incurred in connection with a registration pursuant to paragraph 2.1 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees (including, without limitation expenses of any regular or special audits incident to or required by any such registration), printers' and accounting fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

                  2.7 Company Registration Expenses. In the case of any registration effected pursuant to paragraphs 2.2 or 2.3, the Company shall bear all registration and qualification fees


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and expenses (excluding underwriters' discounts and commissions), including printers' and accounting fees,(including, without limitation, expenses of any regular or special audits incident to or required by any such registration) any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration and the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that each selling Holder shall bear the fees and costs of its own counsel other than the one counsel for which the Company shall pay pursuant to this paragraph 2.7.

                  2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the total amount of Registrable Securities that all Holders request to be included in an offering pursuant to paragraphs 2.1 and 2.2 above exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, there shall be included in such registration that number of Registrable Securities which in the opinion of the underwriters can be sold, and the securities so included shall be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities owned by said selling Holders, or in such other proportions as shall be agreed to by a majority in interest of such selling Holders.

                  2.9 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  2.10 Indemnification and Contribution. Subject to paragraph
2.7 in the event any Registrable Securities are included in a registration statement under Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, each of its officers, directors, partners, legal counsel and accountants, any underwriter (as defined in the Act) for it, and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act against any losses, claims, expenses, damages or liabilities or actions, proceedings or settlements in respect thereof), joint or several, to which they may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, offering circular or other document, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act or the 1934 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in


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connection with investigating, defending or settling any such loss, claim, expense, damage, liability or action or in enforcing its rights hereunder; provided, however, that the indemnity agreement contained in this paragraph 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each Holder requesting or joining in a registration will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, and each agent and any underwriter for the Company (within the meaning of the Act or the 1934 Act) against any losses, claims, expenses, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this paragraph 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, expense, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and provided that in no event shall the indemnity provided pursuant to this paragraph 2.10(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel


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mutually satisfactory to the parties provided that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party, but only to the extent that he is prejudiced thereby, of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  (d) In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) any Holder or other person entitled to exercise rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this paragraph 2.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 2.10 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this paragraph 2.10; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of or the gross proceeds received by such Holder for all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  2.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

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                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

                  (c) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144, and of the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  2.12 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Section 2, each Holder agrees in connection with any registration of the Company's Common Stock for sale to the general public that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that (i) the Company may not discriminate among the Holders with respect to any lockup arrangements pursuant to this paragraph 2.12, (ii) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and, (iii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements. The obligations described in this paragraph 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred twenty (120) day period.

                  2.13 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the term of which are more favorable than the registration rights granted to the Holders hereunder.

                  2.14 Transfer of Demand Registration Rights. The demand registration rights of the Holders under paragraphs 2.1 and 2.3 may be transferred to a transferee who acquires at


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least twenty percent (20%) of the Registrable Securities originally issued to such Holder, or to a partner, shareholder or affiliated partnership of any Investor without restriction as to minimum amount. The Company shall be given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section 2 are being assigned and provided further, that the transferee or assignee assumes in writing the obligations of a Holder under
Section 2.

         3. General Restrictions on Transfer of Shares.

                  (a) During the term of this Agreement, none of the shares of capital stock of the Company, or other securities convertible into or exercisable or exchangeable for capital of the Company (collectively, "Capital Stock") owned on the date hereof or thereafter acquired by a Principal Shareholder may be transferred, assigned, pledged, encumbered or otherwise hypothecated except in accordance with the provisions of this Agreement.

                  (b) Any attempted transfer of Capital Stock of the Company by a Principal Shareholder or any transferee thereof other than in accordance with this Agreement (other than an involuntary transfer by operation of law) shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of Capital Stock of the Company pursuant to any such transfer.

                  (c) Any attempted transfer of Capital Stock of the Company by a Principal Shareholder or any transferee thereof pursuant to which the transferee becomes a holder of more than five percent (5%) of the outstanding Capital Stock of the Company (calculated on an as-converted to common stock basis) shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of Capital Stock of the Company pursuant to any such transfer unless and until such transferee agrees in writing to be bound by the provisions of this Agreement as a Principal Shareholder herein.

         4. Right of Co-Sale.

                  Each Principal Shareholder agrees that it will not enter into any transaction or series of transactions that would result in the sale by him of more than 50% of the Common Stock of the Company held by him at any time (or any securities convertible into such Common Stock), unless prior to such sale he (the "Selling Shareholder") shall give at least ten (10) business days written notice to each of the Investors. Such notice shall set forth (i) the amount and types of securities to be sold, (ii) the principal terms of the sale, (iii) the percentage such securities would constitute of the Common Stock of the Company then held by the Selling Shareholder if all securities of the Selling Shareholder exercisable for or convertible into Common Stock were so exercised and converted (the "Sale Portion"), (iv) an offer to cause to be included in the sale, on the same terms and conditions, that percentage of the shares of Common Stock then held by each of the Investors (including shares of Common Stock into which each of the Investors may convert other securities held by them) equal to the Sale Portion, and (v) the date by which the Investor must respond, which shall be no less than ten (10) business days following the date of notice (the "Cutoff Date"). Each Investor electing to exercise its right of


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co-sale must notify the Selling Shareholder in writing before the close of business on the Cutoff Date, stating its intention to participate in the sale and the number of shares it desires to sell, if less than its Sale Portion. Subject to the right of first refusal contained in Section 5 below, the Selling Shareholder shall be free for a period of sixty (60) days after the Cutoff Date to sell on the terms set forth in the offer the amount of securities described in the offer, less the amount of securities sold by the Investors exercising their co-sale rights. If Capital Stock of the Company is sold pursuant to this
Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such shares shall execute a counterpart to this Agreement as a precondition of the purchase of such shares in the event such purchaser becomes a holder of more than five percent (5%) of the outstanding Capital Stock as a result of such purchase. In the event that Capital Stock covered by the Notice is not disposed of within sixty (60) days following the lapse of the ten (10) business day offer period set forth herein, then such Capital Stock shall once again be subject to the co-sale rights set forth in this Section 3. The parties acknowledge that the provisions of this Section 4 may prevent a Selling Shareholder from selling the amount of securities it originally intended to sell. The provisions of this
Section 4 shall not apply to any sale by a Selling Shareholder in an underwritten public offering under an effective registration statement under the Act of 1933, as amended.

         5. Right of First Refusal.

                  Each of the Principal Shareholders hereby grants to the Investors a right of first refusal to purchase any securities of the Company sought to be sold by him, and agrees that any such sale shall be for cash only. Any Principal Shareholder desiring to sell any of such securities (the "Selling Shareholder") shall notify the Investors in writing of his intention. Promptly after the expiration of the Cut-off Date (to the extent applicable under Section 4 hereof), the Selling Shareholder shall inform the Investors in writing of the type and number of securities available for sale (including those offered pursuant to the provisions of Section 4), the identities of those desiring to sell, the identity of the proposed purchaser, the proposed price and the terms of the sale. The Investors shall thereupon have a right of first refusal to purchase the securities offered at the price and on the terms offered by the proposed purchaser. Unless the Investors agree unanimously upon a different allocation, each Investor wishing to purchase securities shall have the right to purchase that portion of the securities offered which is determined by a fraction the numerator of which is the number of shares of Common Stock held by such Investor and the denominator of which is the number of shares of Common Shares held by all Investors who wish to purchase securities (assuming for purposes of the calculation the exercise and conversion of all securities of the Company held by such Investors). Each participating Investor shall have a further pro rata right (a "right of over allotment") to purchase the securities refused by any Investor who declines to fully exercise its right of first refusal. Each Investor desiring to exercise its right of first refusal, shall deliver a written notice to the Selling Shareholder (with a copy to the Company), not later than ten (10) business days after receiving notice of the offer from the Selling Shareholder, stating (i) its intent to purchase, (ii) whether or not it intends to exercise its right of over allotment, and (iii) the maximum amount of securities it is willing to purchase. The Selling Shareholder shall be free for a period of sixty (60) days after the notice period has expired to sell any securities not subscribed for by the Investors to the same proposed purchaser, at the same price and on the same terms as set forth in the Selling Shareholder's notice of intended sale. The Investors which notify the Selling Shareholder that they intend to purchase the securities shall consummate such purchase not later than thirty (30) business days after receiving notice from the Selling Shareholder. The provisions of this Section shall not apply to any transfer of securities from the CEO Venture Fund III to affiliated funds or to partners of CEO Venture Fund III or affiliated funds.

         6. Preemptive Rights.

                  The Company hereby grants to each Investor for so long as he or it shall own, beneficially or of record, any Capital Stock, the preemptive right to purchase from the Company his pro rata portion of an offering of any equity security or any security which is or may become convertible or exchangeable into an equity security of the Company whether now authorized or not, and rights, options or warrants to purchase equity securities or capital stock and securities of any type whatsoever that are, or may become convertible into or exchangeable for equity securities or Capital Stock, when issued or sold by the Company, on the best terms and conditions as said securities are offered to other purchasers thereof; provided, however, that there will be no such preemptive right in the case of (i) shares issued to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock offering, plan or arrangement approved by the Board of Directors of the Company and a majority-in-interest of the Investors, (ii) the re-issuance to employees of shares of the Company's stock which have been acquired from employees pursuant to restricted stock arrangements, (iii) shares issued under the Purchase Agreement or pursuant to the exercise of outstanding options or warrants, or the conversion of outstanding convertible securities or the Preferred Shares, (iv) shares issued in the acquisition of another company,
(v) equity securities issued as a stock dividend to holders of Common Stock or Preferred Stock or upon any stock split, subdivision or combination of shares of Capital Stock, (vi) securities issued to the public pursuant to a registration statement filed under the Act, or (vii) up to an aggregate of 444,444 shares of Common Stock to trade creditors of the Company to settle up to $200,000 of indebtedness of the Company existing as of March 31, 1998 hereof provided such issuances are at $.45 per share or more. The Company shall give the Investors thirty (30) days written notice (the "Notice Period") of any proposed security issuance which would give rise to preemptive rights as contemplated in this
Section 6. Each Investor wishing to purchase securities shall have the right to purchase that portion of the securities which is determined by a fraction the numerator of which is the number of shares of Common Stock held by such Investor and the denominator of which is the number of shares of Common Stock held by all Investors who wish to purchase a portion of the securities (assuming for purposes of the calculation the exercise and conversion of all securities of the company held by the Investors). Each participating Investor shall have a further pro rata right (a "right of over-allotment") to purchase the securities refused by any Investor who declines to fully exercise its preemptive right. Each Investor desiring to exercise its preemptive right must notify the Company in writing prior to the close of business on the last day of Notice Period, stating
(i) its intent to purchase, (ii) whether or not it intends to exercise its right of over-allotment, and (iii) the maximum amount of securities it is willing to purchase. The foregoing preemptive rights shall terminate immediately upon the completion of the Company's Initial Public Offering.

                  In the event any Investor fails to exercise in full its preemptive right (after giving effect to the over-allotment provisions hereof), the Company shall have ninety (90) days thereafter to sell the securities with respect to which the Investor's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the securities so offered within said ninety (90) day period, the Company shall not thereafter issue or sell any such securities without first offering such securities to the Investors in the manner provided herein.

         7. Right of Company to Purchase Shares upon Termination of Employment.

                  If at any time following the date of this Agreement, any Principal Shareholder employed by the Company shall be terminated for cause, as hereinafter defined, or shall terminate his employment of his own volition, the Company shall have the right but not the obligation, upon notice delivered within thirty (30) days of the occurrence of any such event, to purchase up to fifty percent (50%) of the Capital Stock held by that Principal Shareholder. The purchase price for any securities acquired under this section shall be the fair market value as of the date of such event as determined in good faith by the Board of Directors of the Company. In the event the Company shall elect not to exercise its option hereunder, the Capital Stock held by the Principal Shareholder shall continue to be restricted by the terms of this Agreement. As used herein, "cause" shall mean: (i) the Principal Shareholder's failure, dereliction, or refusal to perform such duties as are reasonably assigned to him by the Directors of the Company from time to time; or (ii) the conclusion of a majority of the Board of Directors that the Principal Shareholder is unable to satisfactorily perform the duties required by his position; or (iii) the Principal Shareholder's fraud, dishonesty, or other deliberate injury to the Company in the performance of his duties; or (iv) the Principal Shareholder's conviction of a crime which constitutes a felony in the jurisdiction in which he is employed, regardless of whether such crime involves the Company; or (v) a material breach of any provision of the Principal Shareholder's employment agreement with the Company, if any, or any rule or regulation of the Company; provided that, in the case of clauses (i), (ii) and (v) above, the Principal Shareholder shall be given written notice and a reasonable period of time (not to exceed 30 days) to cure, in the reasonable determination of the Board, any such failure, dereliction, refusal, inability or breach.

         8. Board of Directors.

                  (a) The Board of Directors of the Company shall initially consist of eight (8) members. The first two vacancies created by the retirement of any of the Original Directors (as defined in the Purchase Agreement) from the Board of Directors, shall not be filled and the size of the Board of Directors reduced accordingly. The Principal Shareholders agree that, at the request of the Investor, one additional Original Director shall be removed and replaced by an independent individual with experience in the Company's industry and who is acceptable to the Investors. The members of the Board of Directors who are not employees of the Company will serve as the Compensation Committee of the Company. The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits). Grants of options under the Company's Employee Stock Option Plan shall require the approval of the Investors. The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions; provided, however, that no member of the Compensation Committee shall be permitted to vote with respect to matters concerning such member's compensation. The Board of Directors of the Company will meet not less frequently than monthly.

                  (b) It shall be a condition to the obligations of the Investors that the current make-up of the Board of Directors as of Closing be in accordance with this Section 8. The Shareholders agree to vote their shares in favor of (i) three (3) directors selected by the Principal Shareholders, (ii) two (2) directors selected by a majority in interest of the Investors (unless the provisions of paragraph (c) below are applicable, in which case the Shareholders agree to vote their shares in favor of five (5) directors selected by a majority in interest of the Investors), and (iii) one director who shall be an independent individual with experience in the Company's industry acceptable to the Investors. Notwithstanding the foregoing, in the event the shareholders of the Company do not approve the Amended Articles pursuant to the terms of
Section 7.16 of the Purchase Agreement prior to December 31, 1998, then the Shareholders agree to vote their shares in favor of (i) one (1) director selected by the Principal Shareholders, (ii) four (4) directors selected by a majority in interest of the Investors (unless the provisions of (c) below are applicable, in which case the Shareholders agree to vote their shares in favor of seven (7) directors selected by a majority in interest of the Investors), and
(iii) one (1) director who shall be an independent individual with experience in the Company's industry acceptable to the Investors. Any of the foregoing groups having the right to select a director may remove, at any time by the vote of a majority in interest of such group, such director and select a replacement. The parties hereto further agree to vote their shares so that the initial board (subject to the terms of Section 8(a) above) shall consist of Alfonso Lovo-Cordero, Donald A. Guthrie, George N. Keeney III, Antonio Maggioni, Richard Ekstrom, Jessie Jaynes, James Colker and Konrad Weis.

                  (c) If the revenues of the Company are more than forty percent (40%) below the revenues projected in the Company's business plan, for the period through the year ending December 31, 2000, and thereafter as set forth in the business plan as adopted from time to time by the Board of Directors as measured by net revenues for any six (6) month period starting January 1, 1999, then, in either such case, the Investors will have the right to appoint three
(3) more board members. For purposes of this Section 8(c), revenues will include income from sales, non-recoverable grants, licenses, options, royalties, research fees or technology support fees. Revenues will also include (i) grants which support research on the Company's technology paid directly to other organizations such as a Cap CURE grant to a university, and (ii) research done by a third party funded by licensees, joint venture partners, or other alliances which otherwise would be paid by the Company.

                  (d) The Bylaws of the Company shall provide that any two directors may call a meeting of the Board of Directors.

                  (e) The Company shall pay the reasonable out-of-pocket travel and other expenses of those Directors who are not employees of the Company incurred in connection with their service on the Board.

         9. Covenants.

                  The Company covenants and agrees with the Investors that, without the prior written consent of the Holders of at least a majority of the then outstanding Preferred Shares, and as long as this Agreement is in force and effect, the Company will not:

                           (i) Expand any current stock ownership plan, agreement or arrangement or enter into any new employee stock ownership plan, agreement or arrangement.

                           (ii) Make, or permit any Subsidiary to make, any loan or advance to, or own any stock or other securities of, any Subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Company or by any Subsidiary of the Company.

                           (iii) Permit any Subsidiary to authorize and issue any capital stock, other than director's or incorporator's qualifying shares, to any person other than the Company.

                           (iv) Make, or permit any Subsidiary to engage in any transaction to make, any loan or advance to any employee, officer or director of the Company or of any Subsidiary in excess of One Thousand Dollars ($1,000.00) outside the normal course of business.

                           (v) Incur or guarantee, directly or indirectly, or permit any Subsidiary to incur or guarantee, directly or indirectly, any indebtedness other than (x) trade accounts of the Company or any Subsidiary arising in the ordinary course of business or (y) other financial lending institution transactions approved by the Board of Directors.

                           (vi) Create or authorize the creation of, or establish the preferences, rights and/or restrictions of, any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

                           (vii) Consent to any liquidation, dissolution or winding up of the Company or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

                           (viii) Amend, alter or repeal its Articles of Incorporation or By-laws;

                           (ix) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of up to an aggregate of 3.5% of the outstanding stock of the Company from former employees of the Company who acquired such shares directly from the Company, if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of such former employees; or

                           (x) Redeem or otherwise acquire any shares of Preferred Stock except as expressly authorized in the terms of the Preferred Stock or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder.

                           (xi) Change the scope of business activity of the Company other than in the ordinary course of business.

                           (xii) Change the size of the Board of Directors.

                           (xiii) Authorize a transfer of intellectual property rights necessary to the operation of the business of the Corporation other than any license or sublicense in furtherance of the Company's business plan.

As used herein, the term "Subsidiary" shall mean any corporation, 51% or more of the outstanding capital stock of which is owned by the Company or another Subsidiary.

         10. Failure to Deliver Shares.

                  If a Shareholder becomes obligated to sell any stock to an Investor under this Agreement and fails to deliver such stock in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to the Shareholder the purchase price for such stock as is herein specified. Thereupon, the Company upon written notice to the Shareholder, (a) shall cancel on its books the certificate or certificates representing the stock to be sold and (b) shall issue, in lieu thereof, in the name of such Investor or the Company, as the case may be, a new certificate or certificates representing such stock, and thereupon all of the Shareholder's rights in and to such stock shall terminate.

         11. Specific Enforcement.

                  Each Shareholder and the Company expressly agree that the other parties to this Agreement will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Shareholder or the Company, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, or both, in accordance with the provisions hereof.

         12. Miscellaneous.

                  (a) All certificates for Preferred Shares and Common Stock held by Shareholders now or hereafter issued by the Company shall be marked with the following legend:

                  THIS CERTIFICATE OF STOCK AND THE SHARES REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 15, 1998 AND ALL AMENDMENTS THERETO, A COPY OF WHICH AGREEMENT AND ANY AMENDMENT THERETO IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  (b) This Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania.

                  (c) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or a nationally recognized courier, addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company (or a Principal Shareholder), as indicated on the signature page hereof, or at such other address or facsimile number as the Company or Principal Shareholder shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

                  (d) This Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

                  (e) Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of 66 2/3% of the Preferred Shares voting together as a class (including for such purposes any shares of Common Stock into which said Preferred Shares have been converted that have not been sold to the public). Any amendment or waiver effected in accordance with this Section shall be binding upon each party to this Agreement, any person who may become a party, and the Company. Each party hereto acknowledges that by operation of this Section the Company and the holders of 66 2/3% of the Preferred Shares will have the right and power to diminish or eliminate certain rights of the parties under this Agreement.

                  (f) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

                  (g) This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        DEMETER BIOTECHNOLOGIES, LTD.


                                        By: /s/ Richard D. Ekstrom
                                           -------------------------------------
                                        Address: 905 W. Main Street
                                                 -------------------------------
                                                 Durham, NC 27701
                                                 -------------------------------



                                        INVESTORS:

                                        CEO VENTURE FUND III


                                        By: /s/ James Colker
                                            ------------------------------------
                                            General Partner
                                            4516 Henry Street
                                            Pittsburgh, PA 15213

                                        PRINCIPAL SHAREHOLDERS:



                                        /s/ Richard D. Ekstrom
                                        ----------------------------------------
                                        Richard Ekstrom
                                        5049 Amberson Place
                                        Pittsburgh, PA 15232


                                        /s/ Jesse Jaynes
                                        ----------------------------------------
                                        Jesse Jaynes
                                        2417 High Ridge Drive
                                        -----------------------
                                        Raleigh, NC 27606
                                        -----------------------